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                  Exhibit 21 - Subsidiaries of the Registrant

The following are the subsidiaries of Fulton Financial Corporation:

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                                 State of Incorporation          Name Under Which
       Subsidiary                    or Organization            Business is Conducted
       ----------                    ---------------            ---------------------
Fulton Bank                             Pennsylvania       Fulton Bank
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Lebanon Valley Farmers Bank             Pennsylvania       Lebanon Valley Farmers Bank
555 Willow Street
P. O. Box 1285
Lebanon, Pennsylvania 17042

Swineford National Bank                 Pennsylvania       Swineford National Bank
227 East Main Street
Middleburg, Pennsylvania 17842

Lafayette Ambassador Bank               Pennsylvania       Lafayette Ambassador Bank
360 Northampton Street
Easton, Pennsylvania 18042

Fulton Financial Realty Company         Pennsylvania       Fulton Financial Realty Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Fulton Life Insurance Company           Arizona            Fulton Life Insurance Company
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

FNB Bank, N.A.                          Pennsylvania       FNB Bank, N.A.
354 Mill Street
P.O. Box 279
Danville, Pennsylvania 17821

Great Valley Bank                       Pennsylvania       Great Valley Bank
210 North 5th Street
P. O. Box 1342
Reading, Pennsylvania 19603

Hagerstown Trust Company                Maryland           Hagerstown Trust Company
83 West Washington Street
Hagerstown, Maryland 21740

Central Pennsylvania Financial Corp.    Pennsylvania       Central Pennsylvania Financial Corp.
One Penn Square
P.O. Box 4887
Lancaster, Pennsylvania 17604

Delaware National Bank                   Delaware          Delaware National Bank
Route 113 North
P. O. Box 520
Georgetown, DE 19947

The Bank of Gloucester County            New Jersey        The Bank of
100 Park Avenue                                                  Gloucester County
P.O. Box 832
Woodbury, NJ 08096

FFC Management, Inc.                     Delaware          FFC Management, Inc.
900 Market Street, Second Floor
Wilmington, DE 19801

The Woodstown National                   New Jersey        The Woodstown National
     Bank and Trust Company                                      Bank & Trust Company
1 South Main Street
Woodstown, NJ 08098

The Peoples Bank of Elkton               Maryland          The Peoples Bank of Elkton
130 North Street
P.O. Box 220
Elkton, MD 21922
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